                                                                   EXHIBIT 10.29

-----------------------------------------------------------------------------------------------------------------------------------
                                              1. THIS CONTRACT IS A RATED ORDER              RATING               PAGE OF PAGES
     AWARD/CONTRACT                              UNDER DPAS (15 CFR 350)                                            1     24

-----------------------------------------------------------------------------------------------------------------------------------
2. CONTRACT (Proc. inst. ident.) NO.         3. EFFECTIVE DATE                       4. REQUISITION/PURCHASE REQUEST PROJECT NO.
              N01-HB-07148                      January 1, 2000
-----------------------------------------------------------------------------------------------------------------------------------
5. ISSUED BY                           CODE                   6. ADMINISTERED BY (If other than Item 5)            CODE
 National Institutes of Health              -----------                                                                 -----------
 National Heart, Lung, and Blood Institute                       AIIN:268997148
 6701 Rockledge Drive, (RKL 2), MSC 7902                         OMB No. 0990-0115
 Bethesda, MD 20892-7902
-----------------------------------------------------------------------------------------------------------------------------------
7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, county, State and ZIP Code)  8. DELIVERY
                                                                                      [ ] FOB ORIGIN     [X] OTHER (See below)
                                                                                   ------------------------------------------------
                                                                                   9. DISCOUNT FOR PROMPT PAYMENT
   Gen-Probe, Inc.
   10210 Genetic Center Drive                                                         N/A
   San Diego, California 92121-4362
                                                                                   ------------------------------------------------
                                                                                   10. SUBMIT INVOICES      ITEM
                                                                                   (4 copies unless         Section G, Article G.3.
---------------------------------------------------------------------------------  otherwise specified)
CODE                                         FACILITY CODE                         TO THE ADDRESS SHOWN IN:
------------------------------------------------------------------------------------------------------------------------------------
11. SHIP TO/MARK FOR                   CODE                       12. PAYMENT WILL BE MADE BY                      CODE
                                            -----------                                                                 -----------

    Section F, Article F.1.                                           Section G, Article G.3
------------------------------------------------------------------------------------------------------------------------------------
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION      14. ACCOUNTING AND APPROPRIATION DATA
                                                                  CAN 0-8424361: FY '00 $3,100,000; CAN 6-8424361: FY '96 $1,522,739
    [ ] 10 U.S.C. 2304(c) (     )  [ ] 41 U.S.C. 253(C) (     )   EIN 1-33-0044608-A1 OC 25.55 Doc No.300N1HB97148A DUNS# 115337123
-----------------------------------------------------------------------------------------------------------------------------------
15A. ITEM            15B. SUPPLIES/SERVICES                              15C. QUANTITY   15D. UNIT   15E. UNIT PRICE   15F. AMOUNT
     NO.
------------------------------------------------------------------------------------------------------------------------------------
            TITLE: Refinement of New Assays for Direct Detection of
            Viral Nucleic Acids in Donated Organs

            CONTRACT PERIOD: 1/1/2000 - 12/31/2002

            CONTRACT TYPE: Cost Reimbursement, Completion
            CURRENT OBLIGATION: ...................................                                                    4,652,739.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     15G. TOTAL AMOUNT OF CONTRACT   $ 7,583,879.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                       16. TABLE OF CONTENTS
-----------------------------------------------------------------------------------------------------------------------------------
[ ]  SEC.           DESCRIPTION                  PAGE(S)   [ ]  SEC.           DESCRIPTION                                 PAGE(S)
-----------------------------------------------------------------------------------------------------------------------------------
               PART I--THE SCHEDULE                                       PART II--CONTRACT CLAUSES
-----------------------------------------------------------------------------------------------------------------------------------
 X    A   SOLICITATION/CONTRACT FORM                1       X    I   CONTRACT CLAUSES                                        18
-----------------------------------------------------------------------------------------------------------------------------------
 X    B   SUPPLIES OR SERVICES AND PRICE/COSTS      4      PART III--LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH
-----------------------------------------------------------------------------------------------------------------------------------
 X    C   DESCRIPTION/SPECS./WORK STATEMENT         6       X    J   LIST OF ATTACHMENTS                                     23
-----------------------------------------------------------------------------------------------------------------------------------
 X    D   PACKAGING AND MARKING                     10              PART IV--REPRESENTATIONS AND INSTRUCTIONS
-----------------------------------------------------------------------------------------------------------------------------------
 X    E   INSPECTION AND ACCEPTANCE                 10               REPRESENTATIONS, CERTIFICATIONS AND                     24
---------------------------------------------------------------- K   OTHER STATEMENTS OF OFFERORS
 X    F   DELIVERIES OR PERFORMANCE                 11      X
-----------------------------------------------------------------------------------------------------------------------------------
 X    G   CONTRACT ADMINISTRATION DATA              12           L   INSTRS., CONDS., AND NOTICES TO OFFERORS
-----------------------------------------------------------------------------------------------------------------------------------
 X    H   SPECIAL CONTRACT REQUIREMENTS             14           M   EVALUATION FACTORS FOR AWARD
-----------------------------------------------------------------------------------------------------------------------------------
                                   CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
-----------------------------------------------------------------------------------------------------------------------------------
17 [X] CONTRACTOR'S NEGOTIATED AGREEMENT (Contractor is required   18 [ ] AWARD (Contractor is not required to sign this document.)
       to sign this document and return 2 copies to issuing               Your offer on Solicitation Number _______________________
       office) Contractor agrees to furnish and deliver all items         including the additions or changes made by you which
       or perform all the services set forth or otherwise                 additions or changes are set forth in full above, is
       identified above and on any continuation sheets for the            hereby accepted as to the items listed above and on any
       consideration stated herein. The rights and obligations            continuation sheets. This award consummates the contract
       of the parties to the contract shall be subject to and             which consists of the following documents: (a) the
       governed by the following documents: (a) this award/contract,      Government's solicitation and your offer, and (b) this
       (b) the solicitation, if any, and (c) such provisions,             award/contract. No further contractual document is
       representations, certifications, and specifications as are         necessary.
       attached or incorporated by reference herein. (Attachments are listed herein.)
-----------------------------------------------------------------------------------------------------------------------------------
19A. NAME AND TITLE OF SIGNER (Type or print)                    20A. NAME OF CONTRACTING OFFICER

     Henry L. Nordhoff
     President and CEO                                           Lynda A. Bindseil
-----------------------------------------------------------------------------------------------------------------------------------
19B. NAME OF CONTRACTOR  GEN-PROBE INC.     19C. DATE SIGNED     20B. UNITED STATES OF AMERICA                     20C. DATE SIGNED

BY /s/ HENRY L. NORDHOFF                    10-Nov-99            BY /s/ LYNDA A. BINDSEIL                               11/15/99
   ----------------------------------------                         -------------------------------------
   (Signature of person authorized to sign)                         (Signature of Contracting Officer)
-----------------------------------------------------------------------------------------------------------------------------------
NSN 7540-01-152-8089                                         26-107                                    STANDARD FORM 26 (REV 4-85)
PREVIOUS EDITION UNUSABLE                                                                              Prescribed by GSA
                                                                                                       FAR (48 CFR) 53.214(a)


                                                       Contract No. N01-HB-07148

                      DETAILED TABLE OF CONTRACT CONTENTS

PART I - THE SCHEDULE

     SECTION A - SOLICITATION/CONTRACT FORM

     SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS..................................................   4

          ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES........................................   4
          ARTICLE B.2. ESTIMATED COST...................................................................   4
          ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS............................................   4
          ARTICLE B.4. ADVANCE UNDERSTANDINGS...........................................................   5

     SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT..............................................   6

          ARTICLE C.1. STATEMENT OF WORK................................................................   6
          ARTICLE C.2. REPORTING REQUIREMENTS...........................................................   9

     SECTION D - PACKAGING, MARKING AND SHIPPING........................................................  l0

     SECTION E - INSPECTION AND ACCEPTANCE..............................................................  10

     SECTION F - DELIVERIES OR PERFORMANCE..............................................................  11

          ARTICLE F.1. DELIVERIES.......................................................................  11
          ARTICLE F.2. CLAUSES INCORPORATED BY REFERENCE................................................  12

     SECTION G - CONTRACT ADMINISTRATION DATA...........................................................  12

          ARTICLE G.1. PROJECT OFFICER..................................................................  12
          ARTICLE G.2. KEY PERSONNEL....................................................................  12
          ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST....................................  12
          ARTICLE G.4. INDIRECT COST RATES..............................................................  13
          ARTICLE G.5. GOVERNMENT PROPERTY..............................................................  13
          ARTICLE G.6. POST AWARD EVALUATION OF PAST PERFORMANCE........................................  14

     SECTION H - SPECIAL CONTRACT REQUIREMENTS..........................................................  14

          ARTICLE H.1. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS.........  14
          ARTICLE H.2. RESTRICTION FROM USE OF HUMAN SUBJECTS...........................................  14
          ARTICLE H.3. HUMAN MATERIALS..................................................................  14
          ARTICLE H.4. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH................................  15
          ARTICLE H.5. NEEDLE EXCHANGE..................................................................  15
          ARTICLE H.6. PRIVACY ACT......................................................................  15
          ARTICLE H.7. SUBCONTRACTING PROVISIONS........................................................  15
          ARTICLE H.8. SALARY RATE LIMITATION LEGISLATION PROVISIONS....................................  16
          ARTICLE H.9. PUBLICATION AND PUBLICITY........................................................  16
          ARTICLE H.10. PRESS RELEASES..................................................................  17
          ARTICLE H.11. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE..............................  17

PART II - CONTRACT CLAUSES.............................................................................   18

     SECTION I - CONTRACT CLAUSES......................................................................   18

          ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT......   18
          ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES..............................................   20
          ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES.....................................................   21
          ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT...........................   21

PART III...............................................................................................   23

     SECTION J - LIST OF ATTACHMENTS...................................................................   23

          I.   Invoice/Financing Request Instructions for NIH Cost-Reimbursement Type Contracts........   23
          II.  Annual Technical Progress Report Format for Each Study..................................   23
          III. Safety and Health (Deviation), PHSAR Clause 352.223-70, (8/97), 1 page..................   23
          IV.  Privacy Act System of Records No. 09-25-0200, (4/97), 3 pages...........................   23
          V.   Small Business Subcontracting Plan, dated 8/16/99, 7 pages..............................   23

PART IV................................................................................................   24

     SECTION K - REPRESENTATIONS AND CERTIFICATIONS....................................................   24

          1.   Representations and Certifications......................................................   24

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The major objectives of this program are: 1) to refine for use in clinical laboratories, one or more nucleic-acid based techniques that will be feasible for the direct detection of blood-borne viruses in donors of organs for transplantation to reduce the antibody-negative window period between infectivity and detection to the shortest possible time and, when possible, obviate the need for indirect antibody tests; and 2) to file for investigational new drug exemption (IND) with the Food and Drug Administration (FDA), and submit and obtain approval for product license applications (PLAs).

ARTICLE B.2. ESTIMATED COST

a. This is a cost-sharing contract. The total estimated cost of performing the work under this contract is $17,583,879. For further provisions regarding the specific cost-sharing arrangement, see ARTICLE B.4. ADVANCE UNDERSTANDINGS.

b. For purpose of the clause of the General Clauses entitled LIMITATION OF FUNDS, the total estimated cost to the Government is $7,583,879.

c. Total funds currently available for payment and allotted to this contract are $4,652,739. For further provisions on funding, see the LIMITATION OF FUNDS clause referenced in Part II, ARTICLE 1.2. Authorized Substitutions of Clauses.

d. It is estimated that the amount currently allotted will cover performance of the contract through June 15, 2001. The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

e. Future increments to be allotted to this contract are estimated as follows:

                PERIOD                                        AMOUNT

          6/16/01 - 12/31/02                                $2,930,140

ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS

a.    ITEMS UNALLOWABLE UNLESS OTHERWISE PROVIDED

      Notwithstanding the clause[s], ALLOWABLE COST AND PAYMENT, [and FIXED FEE,] incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

      (1)   Acquisition, by purchase or lease, of any interest in real property;

      (2)   Special rearrangement or alteration of facilities;

      (3) Purchase or lease of ANY item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

      (4)   Travel to attend general scientific meetings;

      (5)   Foreign travel - See ARTICLE B.3.b.(2);

      (6)   Patient care costs;

      (7) Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined and listed in the Contractor's Guide for Control of Government Property), 1990, regardless of acquisition value.

b.    TRAVEL COSTS

      (1)   Domestic Travel

            (a) Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed $57,200 without the prior written approval of the Contracting Officer.

            (b) The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.205-46.

      (2)   Foreign Travel

            Requests for foreign travel must be submitted at least three weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (c) contract purposes to be served by the travel; (d) how travel of contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of NIH contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

ARTICLE B.4. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.    INDIRECT COSTS

      (1) In no event shall the final amount reimbursable for indirect costs (including overhead, G&A, and fringe benefits) exceed a ceiling of 125% of direct labor during the entire period of this contract.

      (2) The Government is not obligated to pay any additional amount should the final indirect cost rates exceed this negotiated ceiling rate. In the event that the final indirect cost rates are less than this negotiated ceiling rate, the final negotiated ceiling rate shall be reduced to conform to the lower rate.

            Any costs over and above this cost ceiling shall not be reimbursed under this contract or any other Government contract, grant, or cooperative agreement.

      (3) The Contractor shall complete all work in accordance with the Statement of Work, terms and conditions of this contract.

b.    SUBCONTRACT

      A cost-reimbursement type subcontract with Westat, Inc. for developing, conducting, and analyzing the clinical studies in Phase II in the estimated cost of $968,959 plus a fixed fee of $67,828. A copy of the subcontract agreement shall be provided to the Contracting Officer.

c.    COST SHARING

      (1) This is a cost-sharing contract. Monies shall be provided for the total cost of performance from the National Institutes of Health, National Heart, Lung, and Blood Institute and Gen-Probe Incorporated.

      (2) The Government shall provide monies in an amount not to exceed $7,583,879. The Contractor's share is estimated at $10,000,000 OR 57% of the total estimated cost set forth in ARTICLE B.2. ESTIMATED COST, paragraph a.

      (3) The Contractor shall maintain records of all contract costs (including costs claimed by the Contractor as being its share) and such records shall be subject to the AUDIT AND RECORDS clause of the General Clauses.

      (4) Costs contributed by the Contractor shall not be charged to the Government under any other contract, grant, or cooperative agreement (including allocation to other grants, contracts, or cooperative agreements as part of an independent research and development program). The Contractor shall report the organization's share of the costs on its invoices to the Government as referenced in ARTICLE B.4.d.(1).

d. INVOICES - COST AND PERSONNEL REPORTING, AND VARIANCES FROM THE NEGOTIATED BUDGET

      (1) The contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

            (a) Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed.

            (b)   Materials

            (c)   Travel

            (d) Subcontractor Westat, Inc. - Attach subcontractor's invoice(s).

            (e)   Specimen Procurement

            (f)   Development Lots

            (g)   Total Direct Cost

            (h)   Overhead + G&A + Fringe Benefits @ 125% of Direct Labor

            (i)   Total Billing Cost (NHLBI)

            (j)   Clinical Trial Reagents

            (k)   Subcontractor - Montalbano Development, Inc.

            (1)   Total Gen-Probe Share

            Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

      (2) The contractor agrees to immediately notify the contracting officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the amount allotted to the contract, and the reasons for the variance. Also refer to the requirements of the Limitation of Funds and Limitation of Cost Clauses in the contract.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

a. Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work below:

      The contractor shall deliver the items specified in ARTICLE F.1 to the destinations indicated.

      The contractor shall: 1) Refine for use in clinical laboratories, one or more nucleic-acid based techniques that will be feasible for the direct detection of blood-borne viruses in donors of organs for transplantation to reduce the antibody-negative window period of infectivity and detection to the shortest possible time and, when possible, obviate the need for antibody tests: and
      2) file for INDs with the Food and Drug Administration (FDA), and submit and obtain approval for product license applications (PLAs).

      The study schedule is as follows:

      Phase I: Preclinical Phase

      The preclinical phase for refinement of an organ donor assay shall be completed within 24 months from contract award.

      Phase II: Clinical Phase

      All clinical studies conducted at approved clinical trial sites must be completed and the results submitted to the Center for Biologies Evaluation and Research (CBER) within a period of 8 months from receipt of the investigational new drug (IND). An additional 4 months will allow for review of data by CBER officials and, ultimately, licensure of the procedure. The contractor shall perform the following activities:

      PHASE I: Preclinical Studies/Test Refinement

      1. Refine a procedure for screening of organ donors for blood-borne viruses. The contractor must:

            a. Demonstrate that the organ donor assay detects minimal amounts of viral nucleic acids (RNA and/or other viral nucleic acids that appear at the same time or before the earliest appearance of viral RNA circulating in plasma) specific for HIV-1 and HCV. If specimens other than blood are to be used, determine the best tissue to use as a test material source.

            b. Have and describe plans to adapt the test methods to a multiplexing format that will detect multiple blood borne viruses (two or more viruses) in the same test. The two highest priority viruses to be detected are HIV-1 and HCV.
                  The testing method(s) proposed must be able to detect each of these viruses, in multiplexing format. If additional viruses are included in the test system (e.g., HBV, HIV-2, etc.), they are also to be incorporated into a multiplex format.

            c. Demonstrate that these assays are suitable for use on blood or tissue samples from organ donors.

            d. Provide a technically easy procedure so as to be readily usable by less practiced laboratory staff at odd hours, day or night, weekday or weekend.

            e. Provide a test that is rapid (<4-6 hours from sample receipt to report), highly specific and sensitive.

            f. Propose and begin to develop a confirmatory test for the viruses initially targeted, unless the base procedure is 100% specific.

      2.    Validate assay(s) and subject them to process controls.

      3. Utilize good laboratory practices to ensure the acquisition of acceptable supporting data for the submission of INDs and PLAs to the FDA.

      4. Address carefully issues related to the FDA's general regulatory concerns regarding IND approval. Important points to be considered include preparation and processing of specimens; selection of target nucleic acid species; genetic drift or mutation of targeted infectious agents; development and standardization of capture and reporter probes; construction of internal controls for human RNA/DNA, non-target sequences of the same infectious agent, and different pathogens; determining optimum tissue source for test sample in the case of screening organ donors; quality control of the manufacturing process; and design of preclinical evaluation studies. The NHLBI must be notified and usually present at any meetings with the FDA and the contractor and/or such subcontractors as may exist that relate to this project or any part thereof.

      5. Develop a standardized test protocol that will be used for preclinical testing including: (i) Evaluation of specificity, (ii) evaluation of sensitivity with validation of end-point, and (iii) studies to determine the analytical sensitivities for the clinical trial tests. Biostatistical considerations indicate that at least 600 specificity specimens will be necessary to validate the procedure. If the assay material is blood, random normal blood or plasma donor specimens and at least 100 test-positive sensitivity specimens shall be used. If the test material is tissue (lymph node aspirate, bone marrow, etc.), specimens of the same type of tissue shall be utilized. Preclinical testing must be completed to submit an IND and proceed to the clinical trial testing.

            The NHLBI blood specimen repository has been storing specimens from a variety of epidemiological studies supported by the Institute since 1974. The repository contains blood samples from 6 sequentially bled hemophiliacs who became infected with HIV during the course of a large study. Another source of sequential specimens for detecting HIV nucleic acids during the seronegative window of infectivity is the collection of plasma and serum from the NHLBI longitudinal study of approximately 14 chimpanzees experimentally infected with HIV. In addition, the Institute's blood specimen repository has serial samples from over 100 blood recipients who developed post-transfusion HCV. These specimens will be used to prepare coded panels which the Institute will make available to the contractor to satisfy at least some of the needs for data to support either the IND or the PLA applications. The contractor must have or develop additional sources of samples to fulfill the requirements for test licensure.

      6. Submit IND applications in accordance with FDA policies and guidelines.

      7. Propose an acceptable comparative test(s), providing data on which to base its use as a "gold standard," since there is no "gold standard" licensed test that can be used to confirm the test-positive specimens. This test could also be proposed as a confirmatory test.

            PHASE II: Clinical Trials/Test Validation

            Commencement of Phase II is contingent on successful completion of Phase I. Phase II shall not proceed without the prior written approval of the Contracting Officer. Phase II will be the actual implementation of the definitive clinical trials to support licensure.

            Specifically, the contractor shall provide the following:

      1. Design and organize the definitive clinical studies to support a PLA. These studies shall be performed by independent investigators at clinical trial sites that mimic expected use, i.e., a test intended for screening of organ donors must be validated in a transplantation or transplantation-like setting. The contractor shall propose how the investigational assay system will be compared to the proposed "gold standard" system and how discrepant results will be resolved. Specimens evaluated in the clinical trial may be either linked or unlinked to human subjects. A study with linked samples requires Institutional Review Board (IRB) approval and the informed consent of the donor or donor's family.

      2. Conduct specificity testing with specimens of blood or tissue from organ donors and potential organ donors to mimic the clinical situation. Testing must be done at odd hours, day or night, weekday or weekend, similar to the timing of the recruitment of organ donors.

      3. Determine sensitivity and specificity with an estimated confidence limit, describing how the limit was selected and how the study will provide it. If the test material is tissue, (e.g. lymph node aspirate, bone marrow, etc.), experimental protocols utilizing chimpanzees may be valuable. These animals, infected with HIV, could be the source of invaluable longitudinal specimens which could demonstrate the sensitivity of the assay in detecting HIV during the seronegative window of infectivity.

      4. Perform nonspecificity studies for each virus with at least 200 samples to determine whether certain specimens will produce non-specific results. These shall include samples from individuals with diverse viral diseases who could have high levels of non-specific nucleic acids that might interfere with the test. In addition, because "viral drift" may potentially result in decreased sensitivity, these samples shall include some geographically diverse samples.

b.    The following described document is hereby made a part of this contract:
      Pages 3-1, 4-1, 4-6 (starting with paragraph 4.b.1), 4-7, 4-8 (stopping at paragraph 4.b.1.1), 4-19 (starting with paragraph 4.b.2) thru page 4-48 (stopping at paragraph 4.c) of the contractor's Technical proposal dated February 10, 1999; subsequent written responses dated June 22, 1999; and the Final Proposal Revisions dated August 18, 1999.

c. If there is any inconsistency between the referenced proposal and the work described in this ARTICLE, Paragraph a., shall control.

ARTICLE C.2. REPORTING REQUIREMENTS

a.    TECHNICAL REPORTS

      In addition to those reports required by SECTION I and other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with ARTICLE F.1. DELIVERIES of this contract:

      a. QUARTERLY REPORTS; to include a description of the activities during the reporting period including subcontract activities. The narrative must include how progress in the particular quarter compares with progress predicted on a pert chart (or other project management charting) prepared by the contractor. Identify any problems that have arisen and how they have been or will be resolved. Activities planned for the ensuing reporting period shall be discussed. Five copies will be due 14 calendar days after the end of each quarter.

      b. ANNUAL REPORTS; to include a summation of the results of the entire contract work for the period covered. The annual report should include the significant data obtained during the year and identify progress in relationship to the objectives outlined at the beginning of the year. Significant technical problems should be clearly identified. The narrative must include how progress over the annual period compares with progress predicted on a pert chart (or other project management charting) prepared by the contractor. In addition, a projection of the next year's technical activities shall be included. The report must identify the objectives originally planned for the subsequent funding period and justify any deviation from this plan. It must indicate the procedures to be employed to overcome any significant technical problems encountered during the reporting period. A Quarterly Report shall not be submitted when an Annual Report is due.

            The progress chart shall serve as the basis for assessing the actual progress during the particular reporting period. Any deviation from the progress chart must be explained and corrective measures shall be discussed. If necessary, the progress chart shall be readjusted to reflect the true progress achieved and future work to be performed. The first annual report shall be submitted within 12 months after the effective date of the contract and annually thereafter (specific dates shall be stated in the contract). An original and 5 copies are required.

      c. DRAFT FINAL REPORT; the Contractor shall provide the Contracting Officer with two copies of the final report in draft form 30 working days before the Final Report is due. The Project Officer shall review the draft report and provide the Contractor with comments within 15 working days after receipt. The final report shall be corrected if necessary and the final version delivered by or before the expiration date of the contract.

      d. FINAL REPORT; to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The final report shall be submitted upon completion of contract objectives. The Contractor shall submit, with the final report, a summary (not to exceed 200 words) of salient results achieved during the performance of the contract. An original and 20 copies will be required.

      e.    OTHER REPORTS/DELIVERABLES

      1.    PROGRESS REPORT FOR CLINICAL RESEARCH STUDY POPULATIONS

            If linked specimens are used in the study, the Contractor shall submit the following information for each study being performed under this contract in the format presented below. The report shall be submitted in accordance with ARTICLE F.1. DELIVERIES of this contract.

                     PROGRESS REPORT FORMAT FOR EACH STUDY

Study Title:
Date:

Provide the number of subjects enrolled in the study to date according to the following categories:

=============================================================================================================================
                American                            Black,                            White,
                Indian or        Asian or           not of                            not of           Other
                Alaskan          Pacific            Hispanic                          Hispanic         or
                Native           Islander           Origin          Hispanic          Origin           Unknown          Total
=============================================================================================================================
Female
-----------------------------------------------------------------------------------------------------------------------------
Male
-----------------------------------------------------------------------------------------------------------------------------
Unknown
-----------------------------------------------------------------------------------------------------------------------------
TOTAL
=============================================================================================================================

Subpopulations of the minority groups should also be reported, using a similar format.

SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E - INSPECTION AND ACCEPTANCE

a. The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b. For the purpose of this ARTICLE, the Project Officer is the authorized representative of the Contracting Officer.

c.    Inspection and acceptance will be performed at:

                         National Heart, Lung, and Blood Institute
                         National Institutes of Health
                         Rockledge II (RKL2)
                         6701 Rockledge Drive, Room 10142
                         Bethesda, MD 20892-7950

      Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d. This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

      FAR Clause No. 52.246-9, INSPECTION OF RESEARCH & DEVELOPMENT (SHORT FORM) (APRIL 1984).

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a. The items specified below as described in SECTION C, ARTICLE C.1. will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below:

      ITEM   DESCRIPTION                                         QUANTITY                            DELIVERY SCHEDULE
      ----   -----------                                         --------                            -----------------
      (a) Quarterly Reports w/progress chart                     Original & 5 copies                 Quarterly
      (b) Annual Reports w/progress chart                        Original & 5 copies                 12/31/00, 12/31/01
      (c) Draft Final Report                                     2 copies                            11/19/02
      (d) Final Report                                           Original & 20 copies                12/31/02
      (e) Contractor/CBER Related Documents                      2 Copies                            See below
      (f) Progress Report for Clinical Research                  Original & 5 copies                 12/31/00, 12/31/01, 12/31/02

      In addition to quarterly and annual progress reports, the contractor shall make available to the government a copy of the progress chart related to the projected course of the workscope. Also, copies of documents related to negotiations between the contractor and CBER officials shall be submitted to the Project Officer within two weeks of said negotiations. This shall include preclinical and clinical protocols as well as information from the study.

b. One copy of each deliverable shall be sent to the Contracting Officer. All other copies shall be furnished to the Project Officer. All reports shall be mailed or otherwise delivered to the following addresses:

      Contracting Officer                      Project Officer
      National Heart, Lung, and                National Heart, Lung, and
      Blood Institute                          Blood Institute
      Two Rockledge Center, Room 6134          Two Rockledge Center, Room 10142
      6701 Rockledge Drive, MSC 7902           6701 Rockledge Drive, MSC 7950
      Bethesda, Md. 20892-7902                 Bethesda, Md. 20892-7950

      OTHER DELIVERABLES:

      One copy of each deliverable below shall be sent to the Contracting Officer at the address shown above.

g. OPTIONAL FORM 310: or equivalent certifying IRB review and approval of the protocol. Documentation of IRB approval shall be provided at the completion of Phase I.

h. SF 294 REPORT: Subcontracting Report for Individual Projects shall be submitted semi-annually.

ARTICLE F.2. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

      52.242-15, Stop Work Order (AUGUST 1989) with ALTERNATE I (APRIL 1984).

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. PROJECT OFFICER

The following Project Officer(s) will represent the Government for the purpose of this contract:

                         George Nemo, Ph.D.

The Project Officer is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to:
(1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

[The Contracting Officer hereby delegates the Project Officer as the Contracting Officer's authorized representative responsible for signing software license agreements issued as a result of this contract.]

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in this contract, the following individual(s) is/are considered to be essential to the work being performed hereunder:

                      NAME                                  TITLE

               Richard Egan, Ph.D.                 Principal Investigator

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST

a. Invoice/Financing Request Instructions for NIH Cost-Reimbursement Type Contracts NIH(RC)-1 are attached and made part of this contract. The instructions and the following directions for the submission of invoices/financing request must be followed to meet the requirements of a "proper" payment request pursuant to FAR 32.9.

    (1) Invoices/financing requests shall be submitted as follows:

        An original and two copies to the following designated billing office:

          Contracting Officer
          National Heart, Lung, and Blood Institute
          Two Rockledge Center, Room 6134
          6701 Rockledge Drive, MSC 7902
          Bethesda, Md. 20892-7902

    (2) Inquiries regarding payment of invoices should be directed to the designated billing office, (301) 435-0355.

b. The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to the salary rate limitation provisions as specified in ARTICLE H.8. of this contract. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

        "I hereby certify that the salaries charged in this invoice are in compliance with P.L.105-277 and ARTICLE H.6. of the above referenced contract."

ARTICLE G.4. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in Part II, Section I, the cognizant Contracting Officer responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

       Director, Division of Financial Advisory Services
       Office of Contracts Management
       National Institutes of Health
       6100 Building, Room 6B05
       6100 EXECUTIVE BLVD MSC-7540
       BETHESDA MD 20892-7540

These rates are hereby incorporated without further action of the Contracting Officer, but in no event shall the contractor's combined overhead, G&A, and fringe benefits rate exceed 125% of direct labor during the entire period of this contract.

ARTICLE G.5. GOVERNMENT PROPERTY

a. In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in Section I of this contract, the Contractor shall comply with the provisions of DHHS Publication, Contractor's Guide for Control of Government Property, (1990), which is incorporated into this contract by reference. Among other issues, this publication provides a summary of the Contractor's responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract. A copy of this publication is available upon request to the Contract Property Administrator.

    This contract's Contract Property Administrator is:

Marea Petrelles
Contracts Property Administrator
Research Contracts Property Administration, NIH
6011 Building, Room 637R
6011 EXECUTIVE BLVD MSC 7670

     BETHESDA MD 20852-7670
     (301) 496-6466

ARTICLE G.6. POST AWARD EVALUATION OF PAST PERFORMANCE

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. Any disagreement between the parties regarding an evaluation will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS

The primary purpose of the Public Health Service (PHS) is to support and advance independent research within the scientific community. This support is provided in the form of contracts and grants totaling approximately 7 billion dollars annually. PHS has established effective, time tested and well recognized procedures for stimulating and supporting this independent RESEARCH by selecting from multitudes of applications those research projects most worthy of support within the constraints of its appropriations. The reimbursement through the indirect cost mechanism of independent research and development costs not incidental to product improvement would circumvent this competitive process.

To ensure that all research and development projects receive similar and equal consideration, all organizations may compete for direct funding of independent research and development projects they consider worthy of support by submitting those projects to the appropriate Public Health Service grant office for review. Since these projects may be submitted for direct funding, the Contractor agrees that no costs for any independent research and development project, including all applicable indirect costs, will be claimed under this contract.

ARTICLE H.2. RESTRICTION FROM USE OF HUMAN SUBJECTS

NOTICE: UNDER GOVERNING REGULATIONS, FEDERAL FUNDS ADMINISTERED BY THE DEPARTMENT OF HEALTH AND HUMAN SERVICES SHALL NOT BE EXPENDED FOR RESEARCH INVOLVING HUMAN SUBJECTS, AND INDIVIDUALS SHALL NOT BE ENROLLED IN SUCH RESEARCH, WITHOUT PRIOR APPROVAL BY THE OFFICE FOR PROTECTION FROM RESEARCH RISKS (OPRR) OF AN ASSURANCE TO COMPLY WITH THE REQUIREMENTS OF 45 CFR 46 TO PROTECT HUMAN RESEARCH SUBJECTS. THIS RESTRICTION APPLIES TO ALL COLLABORATING SITES WITHOUT OPRR-APPROVED ASSURANCES, WHETHER DOMESTIC OR FOREIGN, AND COMPLIANCE MUST BE ENSURED BY THE AWARDEE.

ARTICLE H.3. HUMAN MATERIALS

It is understood that the acquisition and supply of all human specimen material (including fetal material) used under this contract will be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States and that no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.4. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a. Pursuant to Public Law cited in paragraph b., below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that are derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

    Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b.  PUBLIC LAW AND SECTION NO.          FISCAL YEAR              PERIOD COVERED
    --------------------------          -----------              --------------
    P.L. 105-277 Section 511             1999                   10/1/98 - 9/30/99

ARTICLE H.5. NEEDLE EXCHANGE

a. Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.  PUBLIC LAW AND SECTION NO.          FISCAL YEAR              PERIOD COVERED
    --------------------------          -----------              --------------
    PL.105-277 Section 505               1999                   10/1/98 - 9/30/99

ARTICLE H.6. PRIVACY ACT

This procurement action requires the Contractor to do one or more of the following: design, develop, or operate a system of records on individuals to accomplish an agency function in accordance with the Privacy Act of 1974, Public Law 93-579, December 31, 1974 (5 USC 522a) and applicable agency regulations. Violation of the Act may involve the imposition of criminal penalties.

The Privacy Act System of Records applicable to the project is Number 09-25-0200. This document is incorporated into this contract as Attachment IV.

ARTICLE H.7. SUBCONTRACTING PROVISIONS

a.  SMALL BUSINESS SUBCONTRACTING PLAN

    (1) The Small Business Subcontracting Plan, dated 10/18/99 is attached hereto and made a part of this contract.

    (2) The failure of any Contractor or subcontractor to comply in good faith with FAR Clause 52.219-8, entitled "Utilization of Small Business Concerns" incorporated in this contract and the attached Subcontracting Plan, will be a material breach of such contract or subcontract and subject to the remedies reserved to the Government under FAR Clause 52.219-16 entitled, "Liquidated Damages-Subcontracting Plan."

b.  SUBCONTRACTING REPORTS

    (1) The Contractor shall submit the original and 1 copy of Subcontracting Report for Individual Contracts, SF-294 in accordance with the instructions on the report as referenced in Public Law 95-507, Section
        211. Regardless of the effective date of this contract, the Report shall be submitted on the following dates for the entire life of this contract:

                         April 30th

                         October 30th

    The Report shall be sent to the following address:

                        Contracting Officer
                        Contracts Operations Branch
                        National Heart, Lung, and Blood Institute
                        Two Rockledge Center, Room 6134
                        6701 Rockledge Drive, MSC 7902
                        Bethesda, Md. 20892-7902

    (2) The Contractor shall submit 1 copy of Summary Subcontract Report, SF-295 in accordance with the instructions on the report as referenced in Public Law 95-507, Section 211. The Summary Subcontract Report shall be submitted annually on the following date for the entire life of this contract:

                         October 30th

        The first report shall be submitted after the first full year of this contract in addition to any fractional part of the year in which this contract became effective. This Report shall be mailed to the following address:

             Office of Small and Disadvantaged Business Utilization Department of Health and Human Services
             Hubert H. Humphrey Bldg., Room 517-D
             200 Independence Avenue, S.W.
             Washington, D.C. 20201

    (3) The contractor shall also send an "Information Copy" of the SF-295 to the Cognizant Commercial Representative (CMR) at the address provided by the SBA. The Contractor should call SBA Headquarters in Washington, DC at (202) 205-6475 for the correct address if unknown.

ARTICLE H.8. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a. Pursuant to Public Law(s) cited in paragraph b., below, no NIH Fiscal Year funds for the applicable fiscal year(s) and periods cited in paragraph b., below may be used to pay the direct salary of an individual through this contract at a rate in excess of applicable amount shown for the fiscal year and period covered. Direct salary is exclusive of overhead, fringe benefits and general and administrative expenses. The per year salary rate limit also applies to individuals proposed under subcontracts. If this is a multi-year contract, it may be subject to unilateral modifications by the Government if an individual's salary rate exceeds any salary rate ceiling established in future DHHS appropriation acts.

                                                                      DOLLAR AMOUNT OF
b.  PUBLIC LAW NO.          FISCAL YEAR         PERIOD COVERED        SALARY LIMITATION
    --------------          -----------         --------------        -----------------
    105-277                    1999            10/1/98 - 9/30/99         $125,900

ARTICLE H.9. PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

    "This project has been funded in whole or in part with Federal funds from the National Heart, Lung, and Blood Institute, National Institutes of Health, under Contract No. NHLBI-HB-97148."

ARTICLE H.10. PRESS RELEASES

a. Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.  PUBLIC LAW AND SECTION NO.        FISCAL YEAR              PERIOD COVERED
    PL.105-277 Section 507               1999                 10/1/98 - 9/30/99

ARTICLE H.11. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.eov and the mailing address is:

           Office of Inspector General
           Department of Health and Human Services
           TIPS HOTLINE
           P.O. Box 23489
           Washington, D.C. 20026

Information regarding procedural matters is contained in the NIH Manual Chapter 1754, which is available on (http://wwwl.od.nih.gov/oma/oma.htm)

                           PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address:
http://www.arnet.gov/far/.

a.  FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

  FAR
CLAUSE NO.         DATE            TITLE
----------       --------          -----
52.202-1         Oct 1995          Definitions

52.203-3         Apr 1984          Gratuities (Over $100,000)

52.203-5         Apr 1984          Covenant Against Contingent Fees (Over $100,000)

52.203-6         Jul 1995          Restrictions on Subcontractor Sales to the Government (Over $100,000)

52.203-7         Jul 1995          Anti-Kickback Procedures (Over $100,000)

52.203-8         Jan 1997          Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity
                                   (Over $100,000)

52.203-10        Jan 1997          Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)

52.203-12        Jun 1997          Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)

52.204-4         Jun 1996          Printing/Copying Double-Sided on Recycled Paper (Over $100,000)

52.209-6         Jul 1995          Protecting the Government's Interests When Subcontracting With Contractors
                                   Debarred, Suspended, or Proposed for Debarment (Over $25,000)

52.215-2         Jun 1999          Audit and Records - Negotiation (Over $100,000)

52.215-8         Oct 1997          Order of Precedence - Uniform Contract Format

52.215-10        Oct 1997          Price Reduction for Defective Cost or Pricing Data

52.215-12        Oct 1997          Subcontractor Cost or Pricing Data (Over $500,000)

52.215-14        Oct 1997          Integrity of Unit Prices (Over $100,000)

52.215-15        Dec 1998          Pension Adjustments and Asset Reversions

52.215-18        Oct 1997          Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than
                                   Pensions

52.215-19        Oct 1997          Notification of Ownership Changes

52.215-21        Oct 1997          Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing
                                   Data - Modifications

52.216-7         Apr 1998          Allowable Cost and Payment

52.216-8         Mar 1997          Fixed Fee

52.219-8         Jun 1999          Utilization of Small Business Concerns (Over $100,000)

52.219-9         Jan 1999          Small Business Subcontracting Plan (Over $500,000)

52.219-16        Jan 1999          Liquidated Damages - Subcontracting Plan (Over $500,000)

52.222-2         Ju1 1990          Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)

52.222-3         Aug 1996          Convict Labor

52.222-26        Feb 1999          Equal Opportunity

52.222-35        Apr 1998          Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era

52.222-36        Jun 1998          Affirmative Action for Workers with Disabilities

52.222-37        Jan 1999          Employment Reports on Disabled Veterans and Veterans of the Vietnam Era

52.223-2         Apr 1984          Clean Air and Water (Over $100,000)

52.223-6         Jan 1997          Drug-Free Workplace

52.223-14        Oct 1996          Toxic Chemical Release Reporting

52.225-3         Jan 1994          Buy American Act - Supplies

52.225-11        Aug 1998          Restrictions on Certain Foreign Purchases

52.227-1         Jul 1995          Authorization and Consent, Alternate I (Apr 1984)

52.227-2         Aug 1996          Notice and Assistance Regarding Patent and Copyright Infringement (Over
                                   $100,000)
52.227-11        Jun 1997
                                   Patent Rights - Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in
                                   FAR 27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14        Jun 1987          Rights in Data - General

52.232-9         Apr 1984          Limitation on Withholding of Payments

52.232-17        Jun 1996          Interest (Over $100,000)

52.232-20        Apr 1984          Limitation of Cost

52.232-23        Jan 1986          Assignment of Claims

52.232-25        Jun 1997          Prompt Payment

52.232-34        May 1999          Payment by Electronic Funds Transfer--Other Than Central Contractor Registration

52.233-1         Dec 1998          Disputes

52.233-3         Aug 1996          Protest After Award, Alternate I (Jun 1985)

52.242-1         Apr 1984          Notice of Intent to Disallow Costs

52.242-3         Oct 1995          Penalties for Unallowable Costs (Over $500,000)

52.242-4         Jan 1997          Certification of Final Indirect Costs

52.242-13        Jul 1995          Bankruptcy (Over $100,000)

52.243-2         Aug 1987          Changes - Cost Reimbursement, Alternate V (Apr 1984)

52.244-2         Aug 1998          Subcontracts, Alternate II (Aug 1998) *If written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance
                                   Understandings.

52.244-5         Dec 1996          Competition in Subcontracting (Over $100,000)

52.245-5         Jan 1986          Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour
                                   Contract)

52.246-23        Feb 1997          Limitation of Liability (Over $100,000)

52.249-6         Sep 1996          Termination (Cost-Reimbursement)

52.249-14        Apr 1984          Excusable Delays

52.253-1         Jan 1991          Computer Generated Forms

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

  HHSAR
CLAUSE NO.         DATE            TITLE
352.228-7        Dec 1991          Insurance - Liability to Third Persons

352.232-9        Apr 1984          Withholding of Contract Payments

352.233-70       Apr 1984          Litigation and Claims

352.242-71       Apr 1984          Final Decisions on Audit Findings

352.270-5        Apr 1984          Key Personnel

352.270-6        Jul 1991          Publication and Publicity

352.270-7        Apr 1984          Paperwork Reduction Act

[End of GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT-Rev. 7/1999].


ARTICLE I.2. AUTHORIZED SUBSTITUTION OF CLAUSES

FAR Clause 52.216-8, FIXED FEE (MARCH 1997), is deleted in its entirety and FAR Clause 52.216-11, COST CONTRACT-NO FEE (APRIL 1984) is substituted therefor.

FAR Clause 52.232-20, LIMITATION OF COST, is deleted in its entirety and FAR Clause 52.232-22, LIMITATION OF FUNDS (APRIL 1984) is substituted therefor.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the contracting officer will make their full text available.

a.  FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

    (1) FAR 52.215-17, Waiver of Facilities Capital Cost of Money (OCTOBER
        1997).

    (2) FAR 52.223-3, Hazardous Material Identification and Material Safety Data (JANUARY 1997), ALTERNATE I (JULY 1995).

    (3) FAR 52.224-1, Privacy Act Notification (APRIL 1984)

    (4) FAR 52.224-2, Privacy Act (APRIL 1984)

    (5) FAR 52.227-14, Rights in Data - General (JUNE 1987).

    (6) FAR 52.227-16, Additional Data Requirements (JUNE 1987).

    (7) FAR 52.230-3, Disclosure and Consistency of Cost Accounting Practices (APRIL 1998).

    (8) FAR 52.246-23, Limitation of Liability (FEBRUARY 1997). AND/OR

    (9) FAR 52.246-24, Limitation of Liability - High-Value Items (FEBRUARY
        1997).

    (10) FAR 52.251-1, Government Supply Sources (APRIL 1984).

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION/PUBLIC HEALTH SERVICE ACQUISITION REGULATION (HHSAR)/(PHSAR) (48 CHAPTER 3) CLAUSES:

    (1) PHS 352.223-70, Safety and Health (Deviation) (AUGUST 1997).

    (2) PHS 352.280-1b, Protection of Human Subjects (OCTOBER 1986).

c.  NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

    The following clauses are attached and made a part of this contract:

    (1) NIH (RC)-7, Procurement of Certain Equipment (APRIL 1984) (OMB Bulletin 81-16).

ARTICLE 1.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER l) CLAUSES:

a. FAR Clause 52.244-6, SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (OCTOBER 1998)

    (a) DEFINITION.

    Commercial item, as used in this clause, has the meaning contained in the clause at 52.202-1, Definitions.

    SUBCONTRACT, as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

(c) Notwithstanding any other clause of this contract, the Contractor is not required to include any FAR provision or clause, other than those listed below to the extent they are applicable and as may be required to establish the reasonableness of prices under Part 15, in a subcontract at any tier for commercial items or commercial components:

    (1) 52.222-26, Equal Opportunity (E.O. 11246);

    (2) 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212(a));

    (3) 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C.
        793); and

    (4) 52.247-64, Preference for Privately Owned U.S.-Flagged Commercial Vessels (46 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996).

(d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

                                    PART III

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

I. Invoice/Financing Request Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-1 (5/97), 4 pages.

II.   Annual Technical Progress Report Format for Each Study, (7/94), 1 page.

III.  Safety and Health (Deviation), PHSAR Clause 352.223-70, (8/97), 1 page.

IV.   Privacy Act System of Records No. 09-25-0200, (4/97), 3 pages.

V.    Small Business Subcontracting Plan, dated 10/18/99, 7 pages.

                                     PART IV

SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

1.    Representations and Certifications, dated February 8, 1999.

                     INVOICE/FINANCING REQUEST INSTRUCTIONS
              FOR NIH COST-REIMBURSEMENT TYPE CONTRACTS, NIH(RC)-1

GENERAL: The contractor shall submit claims for reimbursement in the manner and format described herein and as illustrated in the sample invoice/financing request.

FORMAT: Standard Form 1034, "Public Voucher for Purchases and Services Other Than Personal," and Standard Form 1035, "Public Voucher for Purchases and Services Other Than Personal-- Continuation Sheet," or reproduced copies of such forms marked ORIGINAL should be used to submit claims for reimbursement. In lieu of SF-1034 and SF-1035, claims may be submitted on the payee's letter-head or self-designed form provided that it contains the information shown on the sample invoice/financing request.

NUMBER OF COPIES: As indicated in the Invoice Submission Clause in the contract.

FREQUENCY: Invoices/financing requests submitted in accordance with the Payment Clause shall be submitted monthly unless otherwise authorized by the contracting officer.

COST INCURRENCE PERIOD: Costs incurred must be within the contract performance period or covered by precontract cost provisions.

BILLING OF COSTS INCURRED: If billed costs include: (1) costs of a prior billing period, but not previously billed; or (2) costs incurred during the contract period and claimed after the contract period has expired, the amount and month(s) in which such costs were incurred shall be cited.

CONTRACTOR'S FISCAL YEAR: Invoices/financing requests shall be prepared in such a manner that costs claimed can be identified with the contractor's fiscal year.

CURRENCY: All NIH contracts are expressed in United States dollars. When payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

COSTS REQUIRING PRIOR APPROVAL: Costs requiring the contracting officer's approval, which are not set forth in an Advance Understanding in the contract shall be so identified and reference the Contracting Officer's Authorization
(COA) Number. In addition, any cost set forth in an Advance Understanding shall be shown as a separate line item on the request.

INVOICE/FINANCING REQUEST IDENTIFICATION: Each invoice/financing request shall be identified as either:

(a) INTERIM INVOICE/CONTRACT FINANCING REQUEST -- These are interim payment requests submitted during the contract performance period.

(b) COMPLETION INVOICE -- The completion invoice is submitted promptly upon completion of the work; but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which this contract is physically complete (whichever date is later). The completion invoice should be submitted when all costs have been assigned to the contract and all performance provisions have been completed.

(c) FINAL INVOICE -- A final invoice may be required after the amounts owed have been settled between the Government and the contractor (e.g., resolution of all suspensions and audit exceptions).

PREPARATION AND ITEMIZATION OF THE INVOICE/FINANCING REQUEST: The contractor shall furnish the information set forth in the explanatory notes below. These notes are keyed to the entries on the sample invoice/financing request.

                                  ATTACHMENT I
                                     Page 1

(a) DESIGNATED BILLING OFFICE NAME AND ADDRESS -- Enter the designated billing office name and address, identified in the Invoice Submission Clause of the contract, on all copies of the invoice/financing request.

(b) INVOICE/FINANCING REQUEST NUMBER -- Insert the appropriate serial number of the invoice/financing request.

(c) DATE INVOICE/FINANCING REQUEST PREPARED -- Insert the date the invoice/financing request is prepared.

(d) CONTRACT NUMBER AND DATE -- Insert the contract number and the effective date of the contract.

(e) PAYEE'S NAME AND ADDRESS -- Show the contractor's name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.

(f) TOTAL ESTIMATED COST OF CONTRACT -- Insert the total estimated cost of the contract, exclusive of fixed-fee. For incrementally funded contracts, enter the amount currently obligated and available for payment.

(g) TOTAL FIXED-FEE -- Insert the total fixed-fee (where applicable). For incrementally funded contracts, enter the amount currently obligated and available for payment.

(h) BILLING PERIOD -- Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(i) AMOUNT BILLED FOR CURRENT PERIOD -- Insert the amount billed for the major cost elements, adjustments, and adjusted amounts for the period.

(j) CUMULATIVE AMOUNT FROM INCEPTION -- Insert the cumulative amounts billed for the major cost elements and adjusted amounts claimed during this contract.

(k) DIRECT COSTS -- Insert the major cost elements. For each element, consider the application of the paragraph entitled "Costs Requiring Prior Approval" on page 1 of these instructions.

      (1) DIRECT LABOR -- Include salaries and wages paid (or accrued) for direct performance of the contract.

      (2) FRINGE BENEFITS -- List any fringe benefits applicable to direct labor and billed as a direct cost. Fringe benefits included in indirect costs should not be identified here.

      (3) ACCOUNTABLE PERSONAL PROPERTY -- Include permanent research equipment and general purpose equipment having a unit acquisition cost of $1,000 or more and having an expected service life of more than two years, and sensitive property regardless of cost (see the DHHS Contractor's Guide for Control of Government Property). Show permanent research equipment separate from general purpose equipment. Prepare and attach Form HHS-565, "Report of Accountable Property," in accordance with the following instructions:

            List each item for which reimbursement is requested. A reference shall be made to the following (as applicable):

            - The item number for the specific piece of equipment listed in the Property Schedule.

            - The COA letter and number, if the equipment is not covered by the Property Schedule.

            - Be preceded by an asterisk (*) if the equipment is below the approval level.

            Further itemization of invoices/financing requests shall only be required for items having specific limitations set forth in the contract.


                                  ATTACHMENT I
                                     Page 2

      (4) MATERIALS AND SUPPLIES -- Include equipment with unit costs of less than $1,000 or an expected service life of two years or less, and consumable material and supplies regardless of amount.

      (5)   PREMIUM PAY -- List remuneration in excess of the basic hourly rate.

      (6) CONSULTANT FEE -- List fees paid to consultants. Identify consultant by name or category as set forth in the contract's advance understanding or in the COA letter, as well as the effort (i.e., number of hours, days, etc.) and rate being billed.

      (7) TRAVEL -- Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

      (8) SUBCONTRACT COSTS -- List subcontractor(s) by name and amount billed.

      (9) OTHER -- List all other direct costs in total unless exceeding $1,000 in amount. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(l) COST OF MONEY (COM) -- Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed.

(m) INDIRECT COSTS-OVERHEAD -- Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(n) FIXED-FEE EARNED -- Cite the formula or method of computation for the fixed-fee (if any). The fixed-fee must be claimed as provided for by the contract.

(o) TOTAL AMOUNTS CLAIMED -- Insert the total amounts claimed for the current and cumulative periods.

(p) ADJUSTMENTS -- Include amounts conceded by the contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(q)   GRAND TOTALS

THE CONTRACTING OFFICER MAY REQUIRE THE CONTRACTOR TO SUBMIT DETAILED SUPPORT FOR COSTS CLAIMED ON ONE OR MORE INTERIM INVOICES/FINANCING REQUESTS.

                                  ATTACHMENT I
                                     Page 3

                        SAMPLE INVOICE/FINANCING REQUEST

(a)  Billing Office Name and Address              (b)  Invoice/Financing Request No.

     NATIONAL INSTITUTES OF HEALTH                     ---------------------------------
     National Cancer Institute, RCAB              (c)  Date Invoice Prepared
     EPS, Room
               ------                                  ---------------------------------
     6120 EXECUTIVE BLVD MSC                      (d)  Contract No. and Effective Date
                             --------
     Bethesda, MD 20892-                               ---------------------------------
                        ----------                (f)  Total Estimated Cost of Contract
(e)  Payee's Name and Address
                                                       ---------------------------------
     ABC CORPORATION                              (g)  Total Fixed Fee
     100 Main Street
     Anywhere, U.S.A. zip code                         ---------------------------------

Attention: Name, Title, and Phone Number
           of Official to Whom Payment is Sent

--------------------------------------------------------------------------------
(h) This invoice/financing request represents reimbursable costs from Aug. 1, 1982 through Aug. 31, 1982
--------------------------------------------------------------------------------

                                                        (i) Amount Billed     (j) Cumulative Amount
                                                        for Current Period       From Inception
                                                        ------------------    ---------------------
(k) Direct Costs

   (1) Direct Labor                                          $ 3,400                 $ 6,800
   (2) Fringe Benefits                                           600                   1,200
   (3) Accountable Personal Property
            (Attach Form HHS-565)
          Permanent Research                                   3,000                   6,000
          General Purpose                                      2,000                   2,000
   (4) Materials and Supplies                                  2,000                   4,000
   (5) Premium Pay                                               100                     150
   (6) Consultant Fee-Dr. Jones 1 day @ 100 (COA #3)             100                     100
   (7) Travel (Domestic)                                         200                     200
              (Foreign)                                          200                     200
   (8) Subcontract Costs                                         -0-                     -0-
   (9) Other                                                     -0-                     -0-
                                                             -------                 -------
   Total Direct Costs                                        $11,600                 $20,650

(l)  Cost of Money (Factor) of (Appropriate Base)              2,400                   3,600
(m)  Indirect Costs - Overhead
     _____% of Direct Labor or Other Base (Formula)            4,000                   6,000
(n)  Fixed-Fee Earned (Formula)                                  700                   1,400
                                                             -------                 -------
(o)  Total Amount Claimed                                    $18,700                 $31,650
(p)  Adjustments
       Outstanding Suspensions                                                        (1,700)
                                                                                     -------
(q)  Grand Totals                                            $18,700                 $29,950

"I certify that all payments requested are for appropriate purposes and in accordance with the contract."

-----------------------------------           ----------------------------------
Name of Official                              (Title)

                                  ATTACHMENT I

             ANNUAL TECHNICAL PROGRESS REPORT FORMAT FOR EACH STUDY

Study Title:
Date:

Provide the number of subject enrolled in the study to date according to the following categories:

                 AMERICAN                    BLACK,                  WHITE,
                 INDIAN OR     ASIAN OR      NOT OF                  NOT OF      OTHER
                 ALASKAN       PACIFIC       HISPANIC                HISPANIC    OR
                 NATIVE        ISLANDER      ORIGIN      HISPANIC    ORIGIN      UNKNOWN     TOTAL
                 ---------     --------      --------    --------    -------     -------     ------
  FEMALE
  MALE
  UNKNOWN
                 ---------     --------      --------    --------    -------     -------     ------
  TOTAL
                 =========     ========      ========    ========    =======     =======     ======

Subpopulations of the minority groups should also be reported, using a similar format.

                                  ATTACHMENT II

PHS 352.223-70 SAFETY AND HEALTH (DEVIATION) (AUGUST 1997)

(a) To help ensure the protection of the life and health of all persons, and to help prevent damage to property, the Contractor shall comply with all Federal, State and local laws and regulations applicable to the work being performed under this contract. These laws are implemented and/or enforced by the Environmental Protection Agency, Occupational Safety and Health Administration and other agencies at the Federal, State and local levels (Federal, State and local regulatory/enforcement agencies).

(b) Further, the Contractor shall take or cause to be taken additional safety measures as the Contracting Officer in conjunction with the project or other appropriate officer, determines to be reasonably necessary. If compliance with these additional safety measures results in an increase or decrease in the cost or time required for performance of any part of work under this contract, an equitable adjustment will be made in accordance with the applicable "Changes" Clause set forth in this contract.

(c) The Contractor shall maintain an accurate record of, and promptly report to the Contracting Officer, all accidents or incidents resulting in the exposure of persons to toxic substances, hazardous materials or hazardous operations; the injury or death of any person; and/or damage to property incidental to work performed under the contract and all violations for which the Contractor has been cited by any Federal, State or local regulatory/enforcement agency. The report shall include a copy of the notice of violation and the findings of any inquiry or inspection, and an analysis addressing the impact these violations may have on the work remaining to be performed. The report shall also state the required action(s), if any, to be taken to correct any violation(s) noted by the Federal, State or local regulatory/enforcement agency and the time frame allowed by the agency to accomplish the necessary corrective action.

(d) If the Contractor fails or refuses to comply promptly with the Federal, State or local regulatory/enforcement agency's directive(s) regarding any violation(s) and prescribed corrective action(s), the Contracting Officer may issue an order stopping all or part of the work until satisfactory corrective action (as approved by the Federal, State or local regulatory/enforcement agencies) has been taken and documented to the Contracting Officer. No part of the time lost due to any stop work order shall be subject to a claim for extension of time or costs or damages by the Contractor.

(e) The Contractor shall insert the substance of this clause in each subcontract involving toxic substances, hazardous materials, or operations. Compliance with the provisions of this clause by subcontractors will be the responsibility of the Contractor.


                                (End of clause)

                                 ATTACHMENT III

   FEDERAL REGISTER / VOL. 62, No. 66 / Monday, April 7, 1997 / Notices 16597

....

09-25-0200

SYSTEM NAME:

      Clinical, Epidemiologic and Biometric Studies of the National Institutes of Health (NIH), HHS/NIH/OD.

SECURITY CLASSIFICATION:

      None.

SYSTEM LOCATION:

      Records are located at NIH and Contractor research facilities which collect or provide research data for this system. Contractors may include, but are not limited to: Research centers, clinics, hospitals, universities, medical schools, research institutions/foundations, national associations, commercial organizations. collaborating State and Federal Government agencies. and coordinating centers. A current list of sites, including the address of any Federal Records Center where records from this system may be stored, is available by writing to the appropriate Coordinator listed under Notification Procedure.

CATEGORIES OF INDIVIDUALS COVERED BY THE SYSTEM:

      Adults and/or children who are the subjects of clinical, epidemiologic, and biometric research studies of the NIH. Individuals with disease. Individuals who are representative of the general population or of special groups including. but not limited to: Normal controls, normal volunteers, family members and relatives; providers of services (e.g., health care and social work): health care professionals and educators, and demographic sub-groups as applicable, such as age, sex, ethnicity, race, occupation, geographic location; and groups exposed to real and/or hypothesized risks (e.g., exposure to biohazardous microbial agents).

CATEGORIES OF RECORDS IN THE SYSTEM:

      The system contains data about individuals as relevant to a particular research study. Examples include. but are not limited to: Name, study identification number, address. relevant telephone numbers, Social Security Number (voluntary), driver's license number, date of birth. weight, height, sex, race: medical, psychological and dental information, laboratory and diagnostic testing results; registries: social, economic and demographic data; health services utilization; insurance and hospital cost data. employers, conditions of the work environment, exposure to hazardous substances/compounds; information pertaining to stored biologic specimens (including blood, urine, tissue and genetic materials), characteristics and activities of health care providers and educators and trainers (including curriculum vitae); and associated correspondence.

AUTHORITY FOR MAINTENANCE OF THE SYSTEM:

      "Research and Investigation," "Appointment and Authority of the Directors of the National Research Institutes." "National Cancer Institute," "National Eye Institute," "National Heart, Lung and Blood Institute," "National Institute on Aging." "National Institute on Alcohol Abuse and Alcoholism." "National Institute on Allergy and Infectious Diseases," "National Institute of Arthritis and Musculoskeletal and Skin Diseases," "National Institute of Child Health and Human Development," "National Institute on Deafness and Other Communication Disorders," "National Institute of Dental Research," "National Institute of Diabetes, and Digestive and Kidney Diseases," "National Institute of Drug Abuse." "National Institute of Environmental Health Sciences," "National Institute of Mental Health." "National Institute of Neurological Disorders and Stroke." and the "National Center for Human Genome Research," of the Public Health Service Act. (42 U.S.C. 241, 242. 248. 281. 282. 284. 285a, 285b, 285c,
285d, 285e, 285f, 285g, 285h, 285i, 285j. 2851, 285m, 285n. 2850. 285p. 285q,
287, 287b, 287c, 289a, 289c. and 44 U.S.C. 3101.)

PURPOSES

      To document, track, monitor and evaluate NIH clinical, epidemiologic and biometric research activities.

ROUTINE USES OF RECORDS MAINTAINED IN THE SYSTEM, INCLUDING CATEGORIES OF USERS AND THE PURPOSES OF SUCH USES:

      1. A record may be disclosed for a research purpose, when the Department:
(A) has determined that the use or disclosure does not violate legal or policy limitations under which the record was provided, collected, or obtained; e.g.. disclosure of alcohol or drug abuse patient records will be made only in accordance with the restrictions of confidentiality statutes and regulations 42 U.S.C. 241, 42 U.S.C. 290dd-2, 42 CFR part 2, and where applicable, no disclosures will be made inconsistent with an authorization of confidentiality under 42 U.S.C. 241 and 42 CFR part 2a: (B) has determined that the research purpose (1) cannot be reasonably accomplished unless the


                                 Attachment IV

16598   FEDERAL REGISTER / VOL. 62, No. 66 / Monday. April 7. 1997 / Notices

record is provided in individually identifiable form, and (2) warrants the risk to the privacy of the individual that additional exposure of the record might bring; (C) has required the recipient to (1) establish reasonable administrative, technical, and physical safeguards to prevent unauthorized use or disclosure of the record, (2) remove or destroy the information that identifies the individual at the earliest time at which removal or destruction can be accomplished consistent with the purpose of the research project, unless the recipient has presented adequate justification of a research or health nature for retaining such information, and (3) make no further use or disclosure of the record except (a) in emergency circumstances affecting the health or safety of any individual, (b) for use in another research project, under these same conditions, and with written authorization of the Department, (c) for disclosure to a property identified person for the purpose of an audit related to the research project, if information that would enable research subjects to be identified is removed or destroyed at the earliest opportunity consistent with the purpose of the audit, or (d) when required by law; and (D) has secured a written statement attesting to the recipient's understanding of, and willingness to abide by, these provisions.

      2. Disclosure may be made to a Member of Congress or to a Congressional staff member in response to an inquiry of the Congressional office made at the written request of the constituent about whom the record is maintained.

      3. The Department of Health and Human Services (HHS) may disclose information from this system of records to the Department of Justice when: (a) The agency or any component thereof; or (b) any employee of the agency in his or her official capacity where the Department of Justice has agreed to represent the employee; or (c) the United States Government, is a party to litigation or has an interest in such litigation, and by careful review, the agency determines that the records are both relevant and necessary to the litigation and the use of such records by the Department of Justice is therefore deemed by the agency to be for a purpose that is compatible with the purpose for which the agency collected the records.

      4. Disclosure may be made to agency contractors, grantees, experts, consultants, collaborating researchers, or volunteers who have been engaged by the agency to assist in the performance of a service related to this system of records and who need to have access to the records in order to perform the activity. Recipients shall be required to comply with the requirements of the Privacy Act of 1974, as amended, pursuant to 5 U.S.C. 552a(m).

      5. Information from this system may be disclosed to Federal agencies, State agencies (including the Motor Vehicle Administration and State vital statistics offices, private agencies, and other third parties (such as current or prior employers, acquaintances, relatives), when necessary to obtain information on morbidity and mortality experiences and to locate individuals for follow-up studies. Social Security numbers, date of birth and other identifiers may be disclosed: (1) To the National Center for Health Statistics to ascertain vital status through the National Death Index; (2) to the Health Care Financing Agency to ascertain morbidities; and (3) to the Social Security Administration to ascertain disabilities and/or location of participants. Social Security numbers may also be given to other Federal agencies, and State and local agencies when necessary to locating individuals for participation in follow-up studies.

      6. Medical information may be disclosed in identifiable form to tumor registries for maintenance of health statistics, e.g., for use in epidemiologic studies.

      7.(a). PHS may inform the sexual and/or needle-sharing partner(s) of a subject individual who is infected with the human immunodeficiency virus (HIV) of their exposure to HIV, under the following circumstances: (1) The information has been obtained in the course of clinical activities at PHS facilities carried out by PHS personnel or contractors; (2) The PHS employee or contractor has made reasonable efforts to counsel and encourage the subject individual to provide the information to the individual's sexual or needle-sharing partner(s); (3) The PHS employee or contractor determines that the subject individual is unlikely to provide the information to the sexual or needle-sharing partner(s) or that the provision of such information cannot reasonably be verified: and (4) The notification of the partner(s) is made, whenever possible, by the subject individual's physician or by a professional counselor and shall follow standard counseling practices.

      (b). PHS may disclose information to State or local public health departments. to assist in the notification of the subject individual's sexual and/or needle sharing partner(s), or in the verification that the subject individual has notified such sexual or needle-sharing partner(s).

      8. Certain diseases and conditions, including infectious diseases, may be reported to appropriate representatives of State or Federal Government as required by State or Federal law.

      9. Disclosure may be made to authorized organizations which provide health services to subject individuals or provide third-party reimbursement or fiscal intermediary functions, for the purpose of planning for or providing such services, billing or collecting third-party reimbursements.

      10. The Secretary may disclose information to organizations deemed qualified to carry out quality assessment, medical audits or utilization reviews.

      11. Disclosure may be made for the purpose of reporting child, elder or spousal abuse or neglect or any other type of abuse or neglect as required by State or Federal law.

POLICIES AND PRACTICES FOR STORING, RETRIEVING, ACCESSING, RETAINING, AND DISPOSING OF RECORDS IN THE SYSTEM:

STORAGE:

      Records may be stored on index cards, file folders, computer tapes and disks (including optical disks), photography media, microfiche, microfilm, and audio and video tapes. For certain studies, factual data with study code numbers are stored on computer tape or disk, while the key to personal identifiers is stored separately, without factual data, in paper/computer files.

RETRIEVABILITY:

      During data collection stages and follow-up, retrieval is by personal identifier (e.g., name, Social Security Number, medical record or study identification number, etc.). During the data analysis stage, data are normally retrieved by the variables of interest (e.g., diagnosis, age, occupation).

SAFEGUARDS:

      1. Authorized Users: Access to identifiers and to link files is strictly limited to the authorized personnel whose duties require such access. Procedures for determining authorized access to identified data are established as appropriate for each location. Personnel, including contractor personnel, who may be so authorized include those directly involved in data collection and in the design of research studies. e.g., interviewers and interviewer supervisors; project managers; and statisticians involved in designing sampling plans. Other one-time and special access by other employees is granted on a need-to-know basis as specifically authorized by the system manager.


                                  Attachment IV

FEDERAL REGISTER / Vol. 62, No. 66 / Monday, April 7, 1997 / Notices   16599

      Researchers authorized to conduct research on biologic specimens will typically access the system through the use of encrypted identifiers sufficient to link individuals with records in such a manner that does not compromise confidentiality of the individual.

      2. Physical Safeguards: Records are either stored in locked rooms during off-duty hours, locked file cabinets, and/or secured computer facilities. For certain studies, personal identifiers and link files are separated and stored in locked files. Computer data access is limited through the use of key words known only to authorized personnel.

      3. Procedural Safeguards: Collection and maintenance of data is consistent with legislation and regulations in the protection of human subjects, informed consent, confidentiality, and confidentiality specific to drug and alcohol abuse patients where these apply. When anonymous data is provided to research scientists for analysis, study numbers which can be matched to personal identifiers will be eliminated, scrambled, or replaced by the agency or contractor with random numbers which cannot be matched. Contractors who maintain records in this system are instructed to make no further disclosure of the records. Privacy Act requirements are specifically included in contracts for survey and research activities related to this system. The OHS project directors, contract officers, and project officers oversee compliance with these requirements. Personnel having access are trained in Privacy Act requirements. Depending upon the sensitivity of the information in the record, additional safeguard measures may be employed.

      4. Implementation Guidelines: DHHS Chapter 45-13 and supplementary Chapter
PHS.hf: 45-13 of the HHS General Administration Manual and Part 6. "ADP System Security" of the HHS ADP Systems Security Manual.

RETENTION AND DISPOSAL:

      Records are retained and disposed of under the authority of the NIH Records Control Schedule contained in NIH Manual Chapter 1743, Appendix 1 - "Keeping and Destroying Records" (HHS Records Management Manual. Appendix B-361), item 3000-G-3, which allows records to be kept as long as they are useful in scientific research. Collaborative Perinatal Project records are retained in accordance with item 3000-G-4, which does not allow records to be destroyed. William A. White Clinical Research Program medical records (Saint Elizabeths Hospital. NIMH) are retained for 5 years after last discharge or upon death of a patient and then transferred to the Washington National Records Center, where they are retained until 30 years after discharge or death. Refer to the NIH Manual Chapter for specific conditions on disposal or retention instructions.

....

            DHHS SMALL, SMALL DISADVANTAGED, HUBZone AND WOMAN-OWNED
                       SMALL BUSINESS SUBCONTRACTING PLAN

                                                           DATE OF PLAN: 8/16/99
                                                                        --------

CONTRACTOR:            Gen-Probe Incorporated
           ---------------------------------------------------------------------
ADDRESS:               10210 Genetic Center Drive
        ------------------------------------------------------------------------
                       San Diego, California 92121
--------------------------------------------------------------------------------

DUNN & BRADSTREET NUMBER:
                         -------------------------------------------------------

SOLICITATION OR CONTRACT NUMBER:              RFP NHLBI-HB-99-10
                                ------------------------------------------------

ITEM/SERVICE (Description): Refinement of New Assays for Direct Detection of
                            ----------------------------------------------------

Nucleic Acids in Donated Organs
--------------------------------------------------------------------------------

TOTAL CONTRACT AMOUNT (Breakout Options): $ 7,583,879          $
                                           ------------------   ----------------
                                              Base year or          Option #1
                                           Multi-year amount     (If applicable)

$                        $                        $
 ----------------------   ----------------------   -----------------------------
       Option #2                 Option #3                  Option #4
   (If applicable)            (If applicable)            (If applicable)

TOTAL MODIFICATION AMOUNT, IF APPLICABLE     $
                                              ----------------------------------
TOTAL TASK ORDER AMOUNT, IF APPLICABLE       $
                                              ----------------------------------

PERIOD OF CONTRACT PERFORMANCE (Month, Day & Year): 10/01/99 - 9/30/02
                                                    ------------------

The following is a suggested model for use when developing subcontracting plans as required by P.L. 95-507 and implemented by Federal Acquisition Regulations
(FAR) Subpart 19.7. While this model plan has been designed to be consistent with statutory and regulatory requirements, other formats of a subcontracting plan may be acceptable; however, failure to include the essential information as exemplified in this model may be cause for either a delay in acceptance or the rejection of a bid or offer when a subcontracting plan is required. Further, the use of this model is not intended to waive other requirements that may be applicable under statute or regulation. "SUBCONTRACT," as used in this clause, means any agreement (other than one involving an employer-employee relationship) entered into by a federal Government prime contractor or subcontractor calling for supplies or services required for performance of the contract or subcontract.


                                                                    ATTACHMENT V

1. TYPE OF PLAN (check one)

     [X] Individual plan (all elements developed specifically for this contract and applicable for the full term of this contract)

     [ ] Master plan (goals developed for this contract; all other elements standardized and approved by a lead agency Federal Official; must be renewed every three years and contractor must provide copy of lead agency approval)

     [ ] Commercial product/service plan (contractor sells large quantities of off-the shelf commodities to many Government agencies. Plans/goals negotiated on a company, division, plant or product line basis reflecting projected annual sales for commercial and non-commercial items. Must be renewed annually and contractor must provide copy of lead agency approval).

2. GOALS

State separate dollar and percentage goals for Small Business (SB), Small Disadvantaged Business (SDB), Woman-owned Small Business (WOSB), Historically Underutilized Business Zone (HUBZone) and "Other@ than small business (OTHER) as subcontractors, for the base year and each option year, as specified in FAR
19.704 (break out and append option year goals, if applicable) or project annual subcontracting base and goals under commercial plans.

      a. Total estimated dollar value of ALL planned subcontracting i.e., with ALL types of concerns under this contract is $2,160,787

      b. Total estimated dollar value and percent of planned subcontracting with SMALL BUSINESSES (including SDB, WOSB and HUBZone): (% of "a") $450,500 and 20.8%

      c. Total estimated dollar value and percent of planned subcontracting with SMALL DISADVANTAGED BUSINESSES: (% of "a") $78,350 and 3.6%

      d. Total estimated dollar value and percent of planned subcontracting with WOMAN-OWNED SMALL BUSINESSES: (% of "a") $85,875 and 4.0%

      e. Total estimated dollar and percent of planned subcontracting with HUBZone SMALL BUSINESSES: (% of "a") $0 and 0%

      f. Total estimated dollar and percent of planned subcontracting with OTHER THAN SMALL BUSINESSES: (% of "a") $1,710,287 and 79.2%

Provide a description of ALL the products and/or services, to be subcontracted under this contract, and indicate the size and type of business supplying them [i.e. (OTHER), (SB), (SDB), (WOSB), (HUBZone)].

TYPE OF BUSINESS (Check all that Apply)

---------------------------------------------------------------------------------------
Subcontracting Product/Service        Other       SB        SDB       WOSB      HUBZone
---------------------------------------------------------------------------------------
Westat, Inc.                            X
---------------------------------------------------------------------------------------
Travel                                            X
---------------------------------------------------------------------------------------
Specimen                                X         X
---------------------------------------------------------------------------------------
Materials                               X         X          X          X
---------------------------------------------------------------------------------------
Cleaning                                X         X          X          X
---------------------------------------------------------------------------------------

g. Provide a description of the method used to develop the subcontracting goals for small, small disadvantaged, woman-owned and HUBZone small businesses concerns. Address efforts made to ensure that maximum practicable subcontracting opportunities have been made available for those concerns and explain the method used to identify potential sources for solicitation purposes. Explain the method and state the quantitative basis (in dollars) used to establish the percentage goals. Also, explain how the areas to be subcontracted to small, small disadvantaged, woman-owned and HUBZone small business concerns were determined and how the capabilities of these concerns were considered for subcontract opportunities. Identify any source lists or other resources used in the determination process. (attach additional sheets, if necessary)

Goals were based on use of current and projected vendors, clinical trials, materials, specimens. cleaning and other. A thorough analysis of existing vendors will be conducted and where prices or services are competitive we will select SDB and WOSB. New SDB and WOSB vendors will be sought on advise from the Small Business Administration in San Diego and in California.

h. Indirect costs have [    ] have not [X] been included in the dollar and
percentage subcontracting goals above. (check one)

i. If indirect costs have been included, explain the method used to determine the proportionate share of such costs to be allocated as subcontracts to small, small disadvantaged, woman-owned, and HUBZone small business concerns.

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

3. PROGRAM ADMINISTRATOR:

       NAME/TITLE: Mike Whitmore, Purchasing Manager
                  --------------------------------------------------------------
       ADDRESS: 10210 Genetic Center Drive, San Diego, CA 92121
               -----------------------------------------------------------------
       TELEPHONE/E-MAIL: (619) 410-8788
                        --------------------------------------------------------

DUTIES: Has general overall responsibility for the company's subcontracting program, i.e., developing, preparing, and executing subcontracting plans and monitoring performance relative to the requirements of those subcontracting plans. Other duties include, but are not limited to, the following activities:

      a. Developing and promoting company-wide policy initiatives that demonstrate the company's support for awarding contracts and subcontracts to small, small disadvantaged, woman-owned and HUBZone small business concerns; and for assuring that these concerns are included on the source lists for solicitations for products and services they are capable of providing.

      b. Developing and maintaining bidder source lists of small, small disadvantaged, woman-owned and HUBZone small business concerns from all possible sources;

      c. Ensuring periodic rotation of potential subcontractors on bidder's lists;

      d. Ensuring that requests for contracts (RFC) are designed to permit the maximum practicable participation of small, small disadvantaged, woman-owned and HUBZone small businesses;

      e. Accessing various sources for the identification of small, small disadvantaged, woman-owned and HUBZone small businesses concerns to include the SBA's PRONET System, the Federal Acquisition Computer Network (FACNET) Contractor Registration Data Base, the National Minority Purchasing Council Vendor Information Service, the Office of Minority Business Data Center in the Department of Commerce, local small business and minority associations, contact with local chambers of commerce and Federal agencies' Small Business Offices;

      f.    Establishing and maintaining contract and subcontract award records;

      g. Participating in Business Opportunity Workshops, Minority Business Enterprise Seminars, Trade Fairs, Procurement Conferences, etc;

      h. Ensuring that small, small disadvantaged, woman-owned and HUBZone small business concerns are made aware of subcontracting opportunities and assisting concerns in preparing responsive bids to the company;

      i. Conducting or arranging for the conduct of training for purchasing personnel regarding the intent and impact of Public Law 95-507 on purchasing;

      j. Monitoring the company's subcontracting program performance and making any adjustments necessary to achieve the subcontract plan goals;

      k.    Preparing, and submitting timely, required subcontract reports;

      l. Coordinating the company's activities during the conduct of compliance reviews by Federal agencies, and;

      m.    Other duties:
                         -------------------------------------------------------

4. Equitable Opportunity

Describe efforts the offeror will make to ensure that small, small disadvantaged, woman-owned and HUBZone small business concerns will have an equitable opportunity to compete for subcontracts. These efforts include, but are not limited to, the following activities:

      a. Outreach efforts to obtain sources:

            1) Contacting minority and small business trade associations; 2) Contacting business development organizations and local chambers of commerce; 3) Attending small, small disadvantaged, woman-owned and HUBZone small business procurement conferences and trade fairs;
            4) Requesting sources from the Small Business Administrations (SBA) PRONET, and other SBA resources, and; 5) Conducting market surveys to identify new sources.

      b. Internal efforts to guide and encourage purchasing personnel:

            1) Conducting workshops, seminars, and training programs; 2) Establishing, maintaining, and utilizing small, small disadvantaged, and woman-owned and HUBZone small business source lists, guides, and other data for soliciting subcontractors, and; 3) Monitoring activities to evaluate compliance with the subcontracting plan.

      c. Additional efforts:
                            ----------------------------------------------------

5. Flow Down Clause

      The contractor agrees to include the provisions under FAR 52.219-8, "Utilization of Small, Small Disadvantaged, and Women-Owned Small Business Concerns", in all subcontracts that offer further subcontracting opportunities. All subcontractors, except small business concerns, that receive subcontracts in excess of $500,000 ($1,000,000 for construction) must adopt and comply with a plan similar to the plan required by FAR 52.219-9, "Small, Small Disadvantaged, and Women-Owned Small Business Subcontracting Plan." (FAR 19.704(a)(4)).

6. Reporting and Cooperation

      The contractor gives assurance of (1) cooperation in any studies or surveys that may be required; (2) submission of periodic reports which show compliance with the subcontracting plan; (3) Submission of Standard Form (SF) 294, "Subcontracting Report for Individual Contracts," and attendant Optional Form 312, SDB Participation Report and SF-295, "Summary Subcontract Report," in accordance with the instructions on the forms; and
      (4) ensuring that subcontractors agree to submit Standard Forms 294 and 95.

          --------------------------------------------------------------
          Reporting Period              Report Due              Due Date
          --------------------------------------------------------------
          Oct 1 - Mar 31                SF-294/of 312           4/30
          --------------------------------------------------------------
          Apr 1 - Sept 30               SF-294/of 312           10/30
          --------------------------------------------------------------
          Oct 1 - Sept 30               SF-295                  10/30
          --------------------------------------------------------------

      Special instructions for commercial products plan: SF295 Report is due on 10/30 each year for the previous fiscal year ended 9/30.

      (a) Submit SF-294 and attendant of Form 312 to: cognizant Contracting Officer

      (b) Submit SF-295 to cognizant contracting officer and to the:
      Office of Small and Disadvantaged Business Utilization
      Department of Health and Human Services
      200 Independence Avenue, SW
      Humphrey H. Building, Room 517-D
      Washington, D.C. 20201

      (c) Submit "info" copy to SBA Commercial Market Representative (CMR); call SBA at 202/205-6475 to locate CMR.

7. Record keeping

      The following is a recitation of the types of records the contractor will maintain to demonstrate the procedures adopted to comply with the requirements and goals in the subcontracting plan. These records will include, but not be limited to, the following:

      a. Small, small disadvantaged, woman-owned and HUBZone small businesses source lists, guides and other data identifying such vendors;

      b. Organizations contacted in an attempt to locate small, small disadvantaged, and woman-owned and HUBZone small business sources;

      c. On a contract-by-contract basis, records on all subcontract solicitations over $100,000, which indicate for each solicitation (1) whether small business concerns were solicited, and, if not; (2) whether small disadvantaged business concerns were solicited, if not, why not; (3) whether woman-owned small business concerns were solicited, and if not, why not; and (4) whether HUBZone small business concerns were solicited, if not, why not and (5) the reason for the failure of solicited small, small disadvantaged, and woman-owned and HUBZone small business concerns to receive the subcontract award;

      d. Records to support other outreach efforts, e.g., contracts with minority and small business trade associations, attendance at small and minority business procurement conferences and trade fairs;

      e. Records to support internal guidance and encouragement provided to buyers through (1) workshops, seminars, training programs, incentive awards; and (2) monitoring performance to evaluate compliance with the program & requirements, and;

      f. On a contract-by-contract basis, records to support subcontract award data including the name address, and business type and size of each subcontractor. (This item is not required for company or division-wide commercial products plans.)

      g. Additional records:
                            ----------------------------------------------------

REVISED OCTOBER 1998

                                 SIGNATURE PAGE
                                 (If applicable)

THIS SUBCONTRACTING PLAN WAS SUBMITTED BY:

CONTRACTOR:   GEN-PROBE INCORPORATED
           ---------------------------------------------------------------------

CONTRACTOR SIGNATURE:   /s/ DAVID KRAMER
                     -----------------------------------------------------------

TYPED SIGNATURE:   DAVID KRAMER
                ----------------------------------------------------------------

TITLE:   CHIEF FINANCIAL OFFICER
      --------------------------------------------------------------------------

DATE PREPARED:   AUGUST 16, 1999
              ------------------------------------------------------------------

THIS PLAN (CHECK ONE)
[X] INDIVIDUAL      [ ] MASTER     [ ] COMMERCIAL

IS ACCEPTED BY:
FEDERAL AGENCY: DEPARTMENT OF HEALTH & HUMAN
SERVICES/NIH/NHLBI
--------------------------------------------------------------------------------

FEDERAL CONTRACTING OFFICER SIGNATURE:   SEE BELOW.
                                      ------------------------------------------

TYPED NAME: LYNDA A. BINDSEIL
           ---------------------------------------------------------------------

DATE:   /s/ LYNDA A. BINDSEIL       8/27/99
     ---------------------------------------------------------------------------


                                                                          PAGE 7